                                                                    EXHIBIT 11


                           RTW, INC. AND SUBSIDIARY
    STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED INCOME PER SHARE




                                                     1995              1996             1997
                                                 ------------      -----------       ------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING          10,607,307       11,774,147        11,832,720

STOCK WARRANTS                                         54,944            4,325                 -

STOCK OPTIONS
    Options at $25.00                                       -               57                 -
    Options at $19.33                                       -            7,013                 -
    Options at $16.67                                     393            1,446                 -
    Options at $12.50                                     684            3,424                 -
    Options at $10.75                                       -                -               919
    Options at $ 8.67                                  19,401           44,254             4,955
    Options at $ 7.13                                       -                -                95
    Options at $ 6.75                                       -                -               357
    Options at $ 2.67                                  61,119           69,619            54,065
    Options at $ 2.00                                 214,521          232,333           186,018
    Options at $ 0.53                                     750                -                 -
                                                 -------------     ------------      ------------

WEIGHTED AVERAGE COMMON AND COMMON
    SHARE EQUIVALENTS OUTSTANDING                  10,959,119       12,136,618        12,079,129
                                                 -------------     ------------      ------------
                                                 -------------     ------------      ------------

NET INCOME ($000'S)                                    $7,058           $8,982            $5,799
                                                 -------------     ------------      ------------
                                                 -------------     ------------      ------------

INCOME PER SHARE:
    BASIC INCOME PER SHARE                              $0.67            $0.76             $0.49
                                                 -------------     ------------      ------------
                                                 -------------     ------------      ------------
    DILUTED INCOME PER SHARE                            $0.64            $0.74             $0.48
                                                 -------------     ------------      ------------
                                                 -------------     ------------      ------------